Exhibit 3.47.2

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

BROOKDALE LIVING COMMUNITIES OF WASHINGTON-PP, LLC

This Certificate of Amendment to Certificate of Formation of Brookdale Living Communities of Washington-PP, LLC is being duly executed and filed by the undersigned pursuant to Section 18-202 of the Delaware Limited liability Company Act (6 Del.C. §18-101, et seq.).

1.             The name of the limited liability company is “Brookdale Living Communities of Washington-PP, LLC”.

2.             Brookdale Living Communities of Washington-PP, LLC was formed in the State of Delaware on September 13, 2000.

3.             The Certificate of Formation of Brookdale Living Communities of Washington-PP, LLC is hereby amended by deleting the existing paragraph 4 in its entirety.

1N WITNESS WHEREOF, the undersigned, as an authorized person, has executed this Certificate of Amendment to Certificate of Formation of Brookdale Living Communities of Washington-PP, LLC this 19th day of October, 2004

/s/ Saul A. Behar
Saul A. Behar
Authorized Person